UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2017
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)

4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On November 2, 2017, Telenav, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended September 30, 2017 and an investor letter regarding the results of the quarter ended September 30, 2017. Copies of the press release and investor letter are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference. On the same day, the Company will host an investor conference call and live webcast at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time).
The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
The Company is making reference to non-GAAP financial information in the press release, investor letter and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release, investor letter and the financial tables attached to each.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)
On October 31, 2017, Joseph Zaelit resigned as a director of the Company. Mr. Zaelit’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors (the “Board”) on any matter relating to the operations, policies or practices of the Company.
(d)
On October 31, 2017, the Board appointed Randy Ortiz as a Class III director with a term expiring at the Company’s 2018 Annual Meeting of Stockholders. Mr. Ortiz will serve as a member of the Company’s Audit Committee and Compensation Committee.
Mr. Ortiz served as President and Chief Executive Officer and director of LoJack Corporation from November 2011 through March 2016. Mr. Ortiz served as Chief Executive Officer of Carmoza LLC, an auto transport services company, from November 2010 to October 2011, and as director of Carmoza LLC from April 2010 to October 2011. From 2002 until his retirement in 2010, Mr. Ortiz held a variety of senior executive positions at Ford Motor Company. He served as Executive Director and General Manager of Ford’s Worldwide Export Operations from 2002 to 2005, General Manager of Sales for Ford’s Customer Service Division in 2006, and General Manager at Ford and Lincoln-Mercury Sales Operations from 2007 until March 2010, and various other management positions from 1982 through 2002.
In connection with Mr. Ortiz’s appointment to the Board, Mr. Ortiz was granted 40,000 restricted stock units (“RSUs”), which will vest annually over three years. The RSUs will be made subject to terms and conditions of the Company’s 2009 Equity Incentive Plan and, upon the closing of a change of control of the Company, the remaining unvested portion of the RSUs will become fully vested. Mr. Ortiz is also eligible to receive cash compensation and annual equity compensation for service on the Board and its committees that is generally made available to all of the Board's nonemployee directors.
Mr. Ortiz also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No.333-162771) filed with the Securities and Exchange Commission on October 30, 2009 and incorporated herein by reference.
On August 24, 2017, the Company entered into a letter agreement (the “Agreement”) with Nokomis Capital, L.L.C. and certain related persons (collectively, the “Nokomis Group”). Pursuant to the Agreement, the Company and the Nokomis Group agreed that they will cooperate to identify a mutually acceptable “independent”

director to join the Board as a Class III director with a term expiring at the Company’s 2018 Annual Meeting of Stockholders (the “New Director”) as promptly as practicable following the execution of the Agreement. On October 30, 2017, the Nokomis Group confirmed in writing with the Company that upon the appointment of Mr. Ortiz to the Board as a Class III director, Mr. Ortiz will be the New Director and will satisfy the requirements of the Agreement and that no “Intermediary Director” as such term is defined in the Agreement will be appointed.
There are no family relationships between Mr. Ortiz, on the one hand, and any of the officers or directors of the Company, on the other hand.
There are no transactions between Mr. Ortiz, on the one hand, and the Company, on the other hand, that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description

99.1	Press release of Telenav, Inc. dated November 2, 2017
99.2	Investor letter of Telenav, Inc. dated November 2, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: November 2, 2017	By: /s/ Michael Strambi
Name: Michael Strambi
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Telenav, Inc. dated November 2, 2017
99.2	Investor letter of Telenav, Inc. dated November 2, 2017